Exhibit 10.10

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

DOE Form CA-10-90.COM Rev 3 (07/01)	U.S. DEPARTMENT OF ENERGY ISOTOPE AND TECHNICAL SERVICE ORDER FORM

This form is to be used by all persons (except foreign persons requiring source or special nuclear material) ordering source, special nuclear or by-product material, technical services, stable isotopes, cyclotron produced radioisotopes, or other related services from the U.S. Department of Energy (DOE) or DOE facility contractor.
2. BUYERS ORDER NO.:
1. To: ☐ U. S. Department of Energy OR ☐ DOE Facility Contractor	VMT2020-36
Name and Address:
Oak Ridge National Laboratory
Managed by UT-Battelle, LLC for the Department of Energy	3. DATE:
P. O. Box 2008 Oak Ridge, TN 37831-6158	January 1, 2021
4. SHIP TO Viewpoint Molecular Targeting, Inc. [**] or other licensed consignee	5. BILL TO: Viewpoint Molecular Targeting, Inc. 2500 Crosspark Road Coralville, IA 52241

6. VIA: FedEx Collect
7. MATERIAL OR SERVICE
CATALOG ITEM NO. (if any)

SOURCE, SPECIAL NUCLEAR, BY-PRODUCT, OR CYCLOTRON PRODUCED

RADIOISOTOPES: State isotope, chemical form, desired total activity, and desired specific activity.

TECHNICAL SERVICE: State desired service and specification of final product. STABLE ISOTOPE: State isotope, chemical form, quantity, isotopic concentration,

(specifying desired enrichments, minimum enrichments), and chemical purity (if applicable).

		PURCHASE PRICE	RENTAL FEE
Th-228	(1) Thorium 228 (shipped as dried nitrate) [**] mCi Total @ [**]/mCi divided into [**] shipments of [**] mCi each	[**]
	(2) Handling Charge per shipment [**] x [**] shipments Contract Term: January 1, 2021 to December 30, [**]	[**]
Shipping Schedule and Completion Date:	Technical Service Charge (if applicable)
1 shipment per year for [**] years beginning June 1, 2021.	Handling Charge (if applicable)
	Total	[**]

THIS ORDER CONSISTS OF FOUR PAGES AND IS SUBJECT TO THE TERMS AND CONDITIONS CONTAINED HEREIN. THE

AUTHORIZED REPRESENTATIVE OF THE BUYER HAS READ, UNDERSTANDS, AND AGREES TO SAID TERMS AND CONDITIONS.

8.	The Buyer certifies that the Buyer or the Buyer’s representative is authorized to receive the above described source, special nuclear, by-product, or cyclotron produced material by: (Check block and give license number and expiration date if applicable).

	a)	☐ NRC or ✔	[**]	License No.	TBD	which expires	,
☐
			Name of State				Month and Day	Year
	b)	☐ Exemption or General License provided by U.S. Nuclear Regulatory Commission (NRC) regulations.
	c)	☐ Exemption or General License provided by			regulations.
Name of State

9	Accepted for and agreed to by:		10.	Authorized and agreed to by the Buyer:
	☑ U. S. Department of Energy			Viewpoint Molecular Targeting, Inc.
Jehanne Gillo, Director, DOE Isotope Program
Michael K Schultz, PhD
	Signature	/s/ Jehanne E. Gillo		Chief Science Officer

	Kevin J. Hart, DOE Facility Contractor, Oakridge National Laboratory			Signature	/s/ Michael K. Schultz
	Signature	/s/ Kevin J. Hart

DOE Form CA-10-90.COM Rev 3 (07/01)	U. S. DEPARTMENT OF ENERGY ISOTOPE AND TECHNICAL SERVICE ORDER FORM	Continuation Sheet

CATALOG ITEM NO. (If any)

SOURCE, SPECIAL NUCLEAR, BY-PRODUCT, OR CYCLOTRON PRODUCED

RADIOISOTOPES: State isotope, chemical form, desired total activity, and desired specific activity.

TECHNICAL SERVICE: State desired service and specification of final product. STABLE ISOTOPE: State isotope, chemical form, quantity, isotopic concentration,

(specifying desired enrichments, minimum enrichments), and chemical purity (if applicable).

	PURCHASE PRICE	RENTAL FEE

DELIVERY: Delivery is FCA Department of Energy facility from which the order is filled. Legal and equitable title and risk of loss or damage pass to the buyer when the material is delivered to the common carrier. Transportation and insurance charges are the responsibility of the buyer.

☐    Please check this box if insurance against loss or damage is desired during transport. If the box is not checked no insurance will be requested.

The Buyer agrees that the U.S. DOE will be acknowledged as the provider of the isotope(s) used in the research in subsequent publications and presentations. The following language is recommended: The isotope(s) used in this research was supplied by the U.S. Department of Energy Isotope Program, managed by the Office of Isotope R&D and Production.

-  Price applies to the material being used for research activities only and limits purchases to [**] mCi/year. Commercial applications of the product would require a separate contract at a new negotiated price.

-  In the event more than [**] mCi of Th-228 per year is needed to support the research activities, additional quantities could be approved and documented with an amendment to this Contract that is mutually agreeable to both parties.”

Shipping Schedule and Completion Date:	Technical Service Charge (if applicable)
1 shipment per year for [**] years beginning June 1, 2021.	Handling Charge (if applicable)
	Total	[**]

ISOTOPE AND TECHNICAL SERVICES ORDER FORM

TERMS AND CONDITIONS

1.         Definitions. “Buyer” means the person or entity placing this Order. “Government” means the United States of America. “Department” means the U.S. Department of Energy. “Contractors” means Department of Energy facilities’ contractors and their employees who fill or participate in the filling of this Order, however, these Contractors are not agents of the Department. “DOE facility” means a laboratory, plant, or office operated by or on behalf of the Department.

2.         Price of Material and Services. For material and services which are sold, the price or fee shall be fixed by the Department and in effect on the date of acceptance of this Order by the Department, said date shall be reflected in item 9 on page 1 of this Order.

For material which is leased, the Buyer understands and agrees that he/she/it must pay all charges, costs, and value of material losses as provided in the Agreement for Lease of Stable Isotope Material.

In the event of unusual circumstances which would cause the costs of materials or services to significantly exceed the purchase price of this Order, the Department shall not be obligated to continue or complete the Order by incurring costs in excess of this Order, and shall have the right to cancel this Order as specified in paragraph 13, unless the purchase price has been increased by written amendment to this Order.

3.         Payment Terms and Interest. Payment shall be made within 30 days for domestic or 45 days for foreign orders from the date of the Department’s or the Contractor’s invoice, unless advance payment and/or a shorter period is specified in this Order.

All amounts payable under this Order (net of any applicable tax credit under the Internal Revenue Code, 26 U.S. C. 1481) shall bear simple interest from the date of delinquency until paid, unless paid within 30 days of becoming due. The date of delinquency is the date the Department or the Contractor mailed or hand-delivered the billing notice or invoice. The interest rate will be set at the same rate as the Treasury’s Current Value of Funds Rate (prescribed and published by the Secretary of the Treasury in the Treasury Financial Manual Bulletin) for the period in which the debt became delinquent.

An administrative charge shall be imposed per delinquent invoice per 30- day period from the date of delinquency to cover the costs associated with collecting the debt, unless paid within 30 days of becoming due.

A penalty charge, accruing from the date of delinquency, shall be assessed at 6% per year on any portion of a debt that is outstanding for more than 90 days, including any interest and administrative costs.

Payments shall be applied first to accrued penalty charges, then to accrued administrative charges, then to accrued interest, and finally to the principal, pursuant to 4 CFR 102.13(f).

Interest, administrative charges, and penalty charges do not apply to a) other Federal agencies, b) other management and operating contractors of the Department, and c) State and local governments.

4.         Government-owned Containers. When shipment of material pursuant to this Order requires the use of returnable government-owned containers, title to such containers shall remain in the Government. The Buyer shall keep the containers in good condition, will not use them for any materials other than the materials shipped therein, and will deliver them to a carrier designated by the Department for return to the point of shipment, transportation prepaid, within 30 days from the date of receipt by the Buyer of the shipment. The Buyer agrees to pay to the Department a demurrage charge on each returnable Government-owned container for the period of retention which is in excess of the said 30-day period.

5.         Delivery/Risk of Loss of Material Sold.

a)         Delivery shall be FCA the Department facility from which the Order is filled. The Department shall arrange for transporting the material from the Department facility. The Buyer shall pay all costs related to transporting the material. The Department shall put the material in the possession of the Buyer’s carrier at the Department facility from which the Order is filled;

b)         Legal and equitable title and risk of loss or damage shall pass to the Buyer when the material is delivered to the Buyer’s carrier.

6.         Delivery/Risk of Loss of Material Leased.

a)         Delivery shall be FCA the Department facility from which the Order is filled. The Department shall arrange for transporting the material from the Department facility. The Buyer shall pay all costs related to transporting the material. The Department shall put the material in the possession of the Buyer’s carrier at the Department facility from which the Order is filled;

b)         Legal and equitable title shall remain in the Department, except that in the event the material is determined to be unacceptable for return to Department’s inventory under the provisions of the Agreement for Lease of Stable Isotope, title to such material shall pass to the Buyer as of the date the Buyer is billed for the material by the Department;

c)         Risk of loss or damage shall pass to the Buyer when the material is delivered to the Buyer’s carrier;

d)         Buyer shall return such material to the designated Department facility when required in Agreement for Lease of Isotope Material. Delivery shall be CIP the Department facility with freight prepaid by the Buyer and not charged to the Department. The Buyer shall arrange for transporting the materials utilizing a carrier designated by the Department. Risk of loss or damage shall pass to the Department upon acceptance by the Department of the material.

7.         Labeling, Shipping and Receiving. Package labeling, shipping and receiving activities shall be performed in accordance with applicable Department, Department of Transportation, Department of Commerce, and Nuclear Regulatory Commission regulations.

8.         Specifications. The Buyer shall promptly notify the Department in writing if any of the material does not conform to the specifications set forth in item 7 on page 1 of this Order. The responsibility and liability of the Government, the Department, and the Contractors upon verification of such non-conformances, shall be limited solely to making reasonable efforts to a) correct such non-conformances, b) replace with material which conforms to said specifications or c) make appropriate adjustments to the purchase price. The Department will reimburse the Buyer for reasonable costs of packaging and transportation incurred by the Buyer in returning to the Department any material which does not conform to such specifications.

9.         No Warranty. All implied warranties are hereby disclaimed. Neither the Government, the Department, nor the contractors make any warranty, express or implied a) that material will be delivered or services performed at a specified time, b) that material accepted for technical or analytical services will not be destroyed, damaged, lost, or otherwise altered in physical or chemical properties in the process of performing the requested technical or analytical service, c) with respect to the accuracy, completeness or usefulness of any information furnished hereunder, d) that the use of any such information may not infringe privately owned rights, e) that the services, material, or information furnished hereunder will not result in injury or damage when used for any purpose or are safe for any purpose including the intended purpose, and f) that the services, material or information furnished hereunder will accomplish the intended results.

10.         Liability. Neither the Government, the Department, nor the Contractors will be responsible for any injury to or death of persons or other living things, or damage to or destruction or loss of property, specifically including material supplied by the Buyer, or for any other loss, damage or injury of any kind whatsoever resulting from the performance of services or furnishing of material or information hereunder, by the Government, the Department, or the Contractors, to the extent such injury, death, damage, destruction, or loss is not caused by the negligence or willful misconduct of the Government, the Department, or the Contractors.

11.         Indemnification. To the extent permitted by state law, the Buyer agrees to indemnify and hold harmless the Government, the Department, and the Contractors from and against any and all liabilities, penalties, fines, forfeitures, claims, causes of action, and costs and expenses (including the costs of defense and/or settlement, including, but not limited to, attorney's fees), caused by, resulting from or arising out of, in whole or in part a) the breach of any term or provision of this Agreement, or negligent or willful act or omission, by Buyer, its employees, agents, officers, directors, or contractors, b) the failure of Buyer, its employees, agents, officers, directors, or contractors to fully comply with applicable statutory and regulatory requirements, c) performance by the Government, the Department, or the Contractors of acts, services, analyses, or tests, including furnishing material, required, specified, or directed by the Buyer to be performed or furnished under this Order to the extent the liability is not caused by the negligence or willful misconduct of the Government, the Department, or the Contractors.

12.         Publication. The data produced under this Order will be provided to the Buyer who will be solely responsible for marking the data and removing the data from the facility by or before termination of this Order. The Department shall have the right to publish and use any data provided to or generated by the Department or the Contractors, and to permit others to do so unless such data is marked as "proprietary data" by the Buyer. The Department and the Government shall have unlimited rights in technical data (including proprietary data) which are not removed from the facility by or before termination of this Order. In addition, the Department and the Government shall have the unlimited right to perform similar or identical services for other buyers as long as the Buyer's proprietary data are not utilized. The Buyer agrees to deliver to the Department or the Contractors a non-proprietary description of the work to be performed under this Order.

13.         Cancellation. The Department reserves the right to cancel this Order without further liability or cost a) in the event the license referenced to in item 8 on page 1 of this Order, which may be either the Buyer's or its authorized representative's license, is suspended, expired, canceled, or revoked, or does not authorize possession of the material, or b) when cancellation of this Order is determined to be necessary to the national defense, security, or environmental safety of the United States or due to lack of appropriated funds or facility capabilities or c) when the Buyer is delinquent on any payments due under this Order or any other Orders for isotopes or technical services related to isotopes from the Department.

The Buyer may cancel this order at any time by providing 180 day advance written notice to the Department. Buyer shall pay the Department, in addition to any costs owing under paragraph 3 above, any costs incurred by the Department in stopping the work and removing the Buyer's material as well as any other costs resulting from the cancellation.

14.         Material Supplied by the Buyer. Material supplied by the Buyer may be held or stored by the Department in accordance with instructions of the Buyer, or in order to protect health, or to minimize other hazards to life or property. Buyer shall pay the Department all costs of such storage. Unless this Order specifies that the material is to be returned to the Buyer, the Department may dispose of material supplied by the Buyer for technical or analytical services and the Buyer shall have no claim for the value or replacement of material disposed by the Department. The Buyer shall arrange for and bear all costs of transportation of material to and from (if applicable) the designated Department facility.

15.         Severability. Should any provision of this Order be unlawful, void, or for any reason unenforceable, that provision shall be severable and not affect the validity and enforceability of the remaining provisions of this Order.

16.         Export Law Assurances. The Buyer agrees that it is responsible for and will comply with the United States export laws and the regulations thereunder relative to any export or re-export of material and/or information procured/obtained by the Buyer under this Order and any direct product thereof. The Buyer further agrees that neither such material and/or information nor any direct product thereof will be shipped, transferred or re- exported into any country prohibited by the United States export laws and the regulations thereunder or will be used for any purpose prohibited by such laws.

17.         Facility Utilized. The Department, at its discretion, may fulfill its obligations under this Order through any of the DOE facilities.

18.         Dispute Resolution. The parties agree to make good faith efforts to resolve any disputes using alternative means of dispute resolution. Substantive issues shall be determined in accordance with federal law. In the absence of federal law, substantive issues shall be determined in accordance with laws of the state of residence of the buyer at the time of the purchase. Should litigation be necessary all actions shall be brought in Federal District Court.